Materion Corporation Reports Record Quarterly Results and
Raises Full Year 2022 Outlook
MAYFIELD HEIGHTS, Ohio – April 28, 2022 - Materion Corporation (NYSE: MTRN) today reported first quarter financial results, provided updated 2022 earnings guidance, and shared an update on key strategic initiatives.
First Quarter 2022 Highlights
•Net sales were $449.0 million; value-added sales increased year over year to a record $266.8 million, up 34%
•Operating profit was $19.6 million; adjusted earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was a record at $44.6 million, an increase of 49% and 160-basis point margin expansion year over year
•Net income of $0.68 per share, diluted; record adjusted earnings per share (EPS) of $1.20, up 38% year over year; adjusted EPS with acquisition amortization of $1.08, up 32% versus prior year
•Awarded significant expansion of precision clad strip business with approximately $40 million up-front customer investment
“I’m extremely proud of our talented team for continuing the momentum with a strong start to 2022, delivering another record quarter, meeting strong end market demand and realizing the benefits of organic outgrowth initiatives and strategic acquisitions,” Jugal Vijayvargiya, Materion President & Chief Executive Officer said. “With our sharp focus on operational excellence and pricing, we were able to deliver record sales and earnings, despite the inflationary environment and other challenges persisting in recent months.”
“We are accelerating our transformation into a leading provider of advanced materials solutions with the first full quarter of sales from the HCS-Electronic Materials acquisition delivering exceptional growth in the fast-growing semiconductor market,” Vijayvargiya continued. “Our broad organic initiatives continue to ramp meaningfully, also contributing strong growth in the quarter, and building solid demand for the future. Our customer-funded precision clad strip plant is nearly complete and on track to contribute meaningfully to our second half results. With the substantial progress so far and exceptional support our team has provided, the customer has made the decision to significantly expand capacity with us and further invest approximately $40 million in our new facility. This award underscores the confidence our customers have in us to support their continued growth and affirms our role as a critical partner in the development of innovative solutions for their most important technical challenges.”

FIRST QUARTER 2022 RESULTS
Net sales for the first quarter of 2022 were $449.0 million, compared to $354.4 million in the prior year first quarter. Value-added sales of $266.8 million were a quarterly record, up 34% from the prior year. In addition to the benefit of the HCS-Electronic Materials acquisition, value-added sales were up 13% organically, driven by strong performance across several major end markets including semiconductor, energy, aerospace and industrial.
Operating profit for the first quarter was $19.6 million and net income was $14.0 million, or $0.68 per diluted share, compared to an operating profit of $19.7 million and net income of $16.8 million, or $0.81 per diluted share in the prior year period. Excluding acquisition and restructuring related costs as detailed in the attached tables, adjusted EBITDA was $44.6 million in the first quarter, another quarterly record and an increase of 49% versus the prior year period.
Adjusted net income was $24.9 million excluding acquisition amortization, or $1.20 per diluted share, an increase of 38% compared to $0.87 per share in the prior year period.
OUTLOOK
With continued strong end market demand, organic outgrowth resulting from our customer initiatives, and the full year impact of the HCS-Electronic Materials acquisition, we are raising the 2022 adjusted earnings per share guidance to the range of $5.50 to $5.90.
ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.
CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, April 28, 2022. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 741039 if dialing in. A replay of the call will be available until May 12, 2022 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 44227. The call will also be archived on the Company’s website.
FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: our ability to achieve the strategic and other objectives related to the acquisition of HCS-Electronic Materials, including any expected synergies; our ability to successfully integrate the HCS-Electronic Materials business and other such acquisitions and achieve the expected results of the acquisition, the ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition, and liquidity; the global economy, including the impact of tariffs and trade agreements; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success implementing our strategic plans and the timely and successful completion and start-up of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Materion’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions on operations from, and other effects of, catastrophic and other extraordinary events; and the risk factors set forth in Part 1, Item 1A of our 2021 Annual Report on Form 10-K.
Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                 Media Contact:
John Zaranec                Shannon Bennett
(216) 383-4010                (216) 383-4094
john.zaranec@materion.com         shannon.bennett@materion.com

https://materion.com
Mayfield Hts-g

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(Thousands, except per share amounts)	April 1, 2022	April 2, 2021
Net sales	$449,045	$354,386
Cost of sales	373,754	287,590
Gross margin	75,291	66,796
Selling, general, and administrative expense	41,662	36,776
Research and development expense	7,074	6,206
Restructuring expense (income)	1,076	(378)
Other — net	5,873	4,474
Operating profit	19,606	19,718
Other non-operating income—net	(1,169)	(1,276)
Interest expense — net	3,735	761
Income before income taxes	17,040	20,233
Income tax expense	3,021	3,466
Net income	$14,019	$16,767
Basic earnings per share:
Net income per share of common stock	$0.69	$0.82
Diluted earnings per share:
Net income per share of common stock	$0.68	$0.81
Weighted-average number of shares of common stock outstanding:
Basic	20,464	20,374
Diluted	20,724	20,628

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	April 1, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$20,237	$14,462
Accounts receivable, net	237,712	223,553
Inventories, net	386,992	361,115
Prepaid and other current assets	27,971	28,122
Total current assets	672,912	627,252
Deferred income taxes	5,323	5,431
Property, plant, and equipment	1,149,458	1,132,223
Less allowances for depreciation, depletion, and amortization	(732,529)	(723,248)
Property, plant, and equipment, net	416,929	408,975
Operating lease, right-of-use assets	70,862	63,096
Intangible assets, net	152,922	156,736
Other assets	30,063	27,369
Goodwill	317,897	318,620
Total Assets	$1,666,908	$1,607,479
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$15,351	$15,359
Accounts payable	103,438	86,243
Salaries and wages	21,848	37,544
Other liabilities and accrued items	47,793	53,388
Income taxes	5,624	4,205
Unearned revenue	7,407	7,770
Total current liabilities	201,461	204,509
Other long-term liabilities	16,457	14,954
Operating lease liabilities	64,569	57,099
Finance lease liabilities	15,192	16,327
Retirement and post-employment benefits	32,704	33,394
Unearned income	96,971	97,962
Long-term income taxes	1,205	1,190
Deferred income taxes	27,564	27,216
Long-term debt	479,821	434,388
Shareholders’ equity	730,964	720,440
Total Liabilities and Shareholders’ Equity	$1,666,908	$1,607,479

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(Thousands)	April 1, 2022	April 2, 2021
Cash flows from operating activities:
Net income	$14,019	$16,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	13,179	8,599
Amortization of deferred financing costs in interest expense	511	182
Stock-based compensation expense (non-cash)	1,699	1,473
Deferred income tax (benefit) expense	401	382
Changes in assets and liabilities:
Accounts receivable	(15,045)	(15,697)
Inventory	(28,129)	(23,219)
Prepaid and other current assets	(5)	(2,107)
Accounts payable and accrued expenses	(4,177)	19,224
Unearned revenue	(343)	932
Interest and taxes payable	1,874	3,164
Unearned income due to customer prepayments	—	5,890
Other-net	1,712	(140)
Net cash (used in) provided by operating activities	(14,304)	15,450
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(18,977)	(31,250)
Proceeds from sale of property, plant, and equipment	11	575
Net cash used in investing activities	(18,966)	(30,675)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit agreement, net	49,067	14,955
Repayment of long-term debt	(3,839)	(377)
Principal payments under finance lease obligations	(686)	(675)
Cash dividends paid	(2,520)	(2,338)
Payments of withholding taxes for stock-based compensation awards	(2,717)	(2,838)
Net cash provided by financing activities	39,305	8,727
Effects of exchange rate changes	(260)	(446)
Net change in cash and cash equivalents	5,775	(6,944)
Cash and cash equivalents at beginning of period	14,462	25,878
Cash and cash equivalents at end of period	$20,237	$18,934

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	First Quarter Ended
(Millions)	April 1, 2022	April 2, 2021
Net Sales
Performance Materials(1)	$149.6	$114.1
Electronic Materials(1)	270.8	204.7
Precision Optics	28.6	35.6
Other	—	—
Total	$449.0	$354.4

Less: Pass-through Metal Cost
Performance Materials(1)	$20.5	$13.3
Electronic Materials(1)	160.9	141.7
Precision Optics	0.1	—
Other	0.7	0.8
Total	$182.2	$155.8

Value-added Sales (non-GAAP)
Performance Materials(1)	$129.1	$100.8
Electronic Materials(1)	109.9	63.0
Precision Optics	28.5	35.6
Other	(0.7)	(0.8)
Total	$266.8	$198.6

Gross Margin
Performance Materials(1)	$37.3	$29.6
Electronic Materials(1)	29.5	23.8
Precision Optics	8.5	13.9
Other	—	(0.5)
Total	$75.3	$66.8

(1)The Company changed two segment names during the first quarter of 2022: Performance Alloys and Composites became Performance Materials, and Advanced Materials became Electronic Materials. See further discussion in the Form 10-Q for the period ended April 1, 2022.

	First Quarter Ended
(Millions)	April 1, 2022	April 2, 2021
Operating Profit
Performance Materials	$19.1	$13.5
Electronic Materials	8.0	8.9
Precision Optics	(0.7)	4.6
Other	(6.8)	(7.3)
Total	$19.6	$19.7

Non-Operating (Income) Expense
Performance Materials	$0.2	$0.1
Electronic Materials	—	—
Precision Optics	(0.2)	(0.2)
Other	(1.1)	(1.2)
Total	$(1.1)	$(1.3)

Depreciation, Depletion, and Amortization
Performance Materials	$5.9	$3.4
Electronic Materials	4.1	2.0
Precision Optics	2.7	2.7
Other	0.5	0.5
Total	$13.2	$8.6

Segment EBITDA
Performance Materials	$24.8	$16.8
Electronic Materials	12.1	10.9
Precision Optics	2.2	7.5
Other	(5.2)	(5.6)
Total	$33.9	$29.6

Special Items
Performance Materials	$2.7	$—
Electronic Materials	6.8	—
Precision Optics	0.2	0.3
Other	1.0	0.1
Total	$10.7	$0.4

Adjusted EBITDA Excluding Special Items
Performance Materials	$27.5	$16.8
Electronic Materials	18.9	10.9
Precision Optics	2.4	7.8
Other	(4.2)	(5.5)
Total	$44.6	$30.0
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

]
Attachment 5

Materion Corporation and Subsidiaries
Reconciliation of Net sales to Value-added sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Three Months Ended
(Millions)	April 1, 2022	% of VA	April 2, 2021	% of VA
Net sales	$449.0		$354.4
Pass-through metal cost	182.2		155.8
Value-added sales	$266.8		$198.6

Net income	$14.0	5.2%	$16.8	8.5%
Income tax expense	3.0	1.1%	3.5	1.8%
Interest expense - net	3.7	1.4%	0.7	0.4%
Depreciation, depletion and amortization	13.2	4.9%	8.6	4.3%
Consolidated EBITDA	$33.9	12.7%	$29.6	14.9%

Special items
Restructuring and cost reduction	$1.1	0.4%	$0.3	0.2%
Merger and acquisition costs	9.6	3.6%	0.1	0.1%
Total special items	10.7	4.0%	0.4	0.2%
Adjusted EBITDA	$44.6	16.7%	$30.0	15.1%
In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items such as restructuring and cost reductions and merger and acquisition costs. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6

Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three Months Ended	Diluted	Three Months Ended	Diluted
(Millions)	April 1, 2022	EPS	April 2, 2021	EPS
Net income and EPS	$14.0	$0.68	$16.8	$0.81

Special items
Restructuring and cost reduction	1.1		0.3
Merger and acquisition costs	9.6		0.1
Provision for income taxes(1)	(2.3)		(0.3)
Total special items	8.4	0.40	0.1	0.01
Adjusted net income and adjusted EPS	$22.4	$1.08	$16.9	$0.82
Acquisition amortization (net of tax)	2.5	0.12	1.1	0.05
Adjusted net income and adjusted EPS excl. amortization	$24.9	$1.20	$18.0	$0.87
(1) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA
(Unaudited)
Performance Materials
	Three Months Ended		Three Months Ended
(Millions)	April 1, 2022	% of VA	April 2, 2021	% of VA
Net sales	$149.6		$114.1
Pass-through metal cost	20.5		13.3
Value-added sales	$129.1		$100.8

EBITDA	$24.8	19.2%	$16.8	16.7%
Merger and acquisition costs	2.7	2.1%	—	—%
Adjusted EBITDA	$27.5	21.3%	$16.8	16.7%

Electronic Materials
	Three Months Ended		Three Months Ended
(Millions)	April 1, 2022	% of VA	April 2, 2021	% of VA
Net sales	$270.8		$204.7
Pass-through metal cost	160.9		141.7
Value-added sales	$109.9		$63.0

EBITDA	$12.1	11.0%	$10.9	17.3%
Restructuring and cost reduction	0.8	0.7%	—	—%
Merger and acquisition costs	6.0	5.5%	—	—%
Adjusted EBITDA	$18.9	17.2%	$10.9	17.3%

Precision Optics
	Three Months Ended		Three Months Ended
(Millions)	April 1, 2022	% of VA	April 2, 2021	% of VA
Net sales	$28.6		$35.6
Pass-through metal cost	$0.1		$—
Value-added sales	$28.5		$35.6

EBITDA	$2.2	7.7%	$7.5	21.1%
Restructuring and cost reduction	0.2	0.6%	0.3	0.8%
Adjusted EBITDA	$2.4	8.3%	$7.8	21.9%

Other
	Three Months Ended		Three Months Ended
(Millions)	April 1, 2022		April 2, 2021
EBITDA	$(5.2)		$(5.6)
Restructuring and cost reduction	0.1		—
Merger and acquisition costs	0.9		0.1
Adjusted EBITDA	$(4.2)		$(5.5)